                                                                     EXHIBIT 5.1

                      [On Jenkens & Gilchrist letterhead]


                                  May 2, 1996



Polyphase Corporation
16885 Dallas Parkway
Dallas, Texas 75248

     RE:  POLYPHASE CORPORATION
          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     This firm has acted as special counsel to Polyphase Corporation, a Nevada corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 857,143 shares of the $0.01 par value common stock (the "Common Stock") of the Company that may be issued by the Company pursuant to the exercise of incentive and nonqualified stock options (collectively "Options") granted under the following stock option plans included in the Registration Statement (the "Plans"): (1) 1994 Employee Stock Option Plan for Polyphase Corporation, as amended; and (2) Option Agreement for Pierre Koshakji.

     You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering. In connection therewith, this firm has examined and relied upon the original, or copies identified to its satisfaction, of (1) the Articles of Incorporation and the bylaws of the Company, each as amended; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment and amendment of the Plans, the issuance of shares of Common Stock pursuant to the Plans and related matters; (3) the Registration Statement and exhibits thereto, including the Plans; and (4) such other documents and instruments as this firm has deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, this firm has assumed the genuineness of all signatures and the authenticity of all documents submitted to this firm as originals, and the conformity to original documents of all documents submitted to this firm as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Articles of Incorporation, the bylaws, minutes, records, resolutions and other documents or writings of the Company, this firm

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Polyphase Corporation
May 2, 1996
Page 11

has relied, to the extent it deems reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to the firm by the Company, without independent check or verification of their accuracy.

     Based upon this firm's examination, consideration of, and reliance on the documents and other matters described above, and subject to the assumptions noted below, this firm is of the opinion that the Company presently has available at least 857,143 shares of authorized but unissued and/or treasury shares of Common Stock from which may be issued the 857,143 shares of Common Stock proposed to be sold pursuant to the exercise of Options. Assuming that

          (1) the Options have been or will be duly granted pursuant to the Plans;

          (2) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance upon exercise of the Options; and

          (3) the consideration for shares of Common Stock issued pursuant to the exercise of each Option is actually received by the Company as provided in the Plans and exceeds the par value of such shares;

then the 857,143 shares of Common Stock that may be issued in accordance with the terms of the Plans pursuant to the exercise of the Options will be, when and if issued, duly and validly issued, fully paid and nonassessable.
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Polyphase Corporation
May 2, 1996
Page 12



     This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to references to this firm included in or made a part of the Registration Statement. In giving this consent, this firm does not admit that it comes within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,

                                    JENKENS & GILCHRIST,
                                    a Professional Corporation


                                    By:  /s/ Ronald J. Frappier
                                         ----------------------
                                         Ronald J. Frappier, Esq.
RJF:KLD:jsc